CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (No. 333-285625) (the “Registration Statement”) of our report dated April 7, 2026 relating to the statutory financial statements of Equitable Financial Life Insurance Company of America and consent to the incorporation by reference of our report dated April 7, 2026 relating to the statutory financial statements of Equitable Financial Life Insurance Company. We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina

April 22, 2026